                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                  __________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report
             (Date of earliest event reported):  October 11, 2000



                                Advanstar, Inc.
                   ----------------------------------------
              (Exact Name of Registrant as Specified in Charter)



          Delaware                         333-57201                         94-3243499
------------------------------          ----------------                 ---------------------
(State or Other Jurisdiction              (Commission                       (IRS Employer
     of Incorporation)                    File Number)                    Identification No.)


        545 Boylston Street
       Boston, Massachusetts                                                 02116
------------------------------------                                  ----------------------
   (Address of Principal Executive                                         (Zip Code)
               Offices)



      Registrant's telephone number, including area code:  (617) 267-6500

Item 1.   Change of Control of Registrant
          -------------------------------

     On October 11, 2000, Advanstar, Inc. (the "Registrant") and DLJ Merchant Banking Partners III, L.P. ("DLJMB") announced the closing of the merger (the "Merger") of Junior Jetman Corp., a subsidiary of DLJMB and affiliated funds and entities (the "DLJMB Funds"), with and into the Registrant, with the Registrant as the surviving corporation. The Merger was consummated pursuant to the Agreement and Plan of Merger dated as of August 14, 2000, as amended by the first amendment thereto dated as of October 10, 2000 (collectively, the "Merger Agreement", in substantially the form attached hereto as Exhibits 2.1 and 2.2)
                                                         ------------     ---
among the Registrant, Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.) (the "Buyer"), a subsidiary of the DLJMB Funds, Junior Jetman Corp., a wholly-owned subsidiary of the Buyer, and AHI Advanstar LLC, the then sole stockholder of the Registrant. Prior to the effective time of the Merger, AHI Advanstar LLC was dissolved and the voting securities of Registrant held by AHI Advanstar LLC were distributed to its members pursuant to the terms of its limited liability company agreement (including Hellman & Friedman Capital Partners III, L.P. which, upon such distribution, held a majority of the voting securities and control of the Registrant). As a result of the consummation of the Merger, the Buyer became the owner of 100% of the voting securities of the Registrant and thereby acquired control of the Registrant.

     At the effective time of the Merger, all of the outstanding capital stock, and all of the outstanding options and warrants to purchase capital stock, of the Registrant not then held by Buyer were exchanged for cash and securities of Buyer.

     In the Merger, the selling stockholders and optionholders of Registrant received (i) cash payable at the closing of approximately $292.2 million and
(ii) 595,504 shares of Buyer's common stock, representing approximately 2% of the issued and outstanding common stock of Buyer. In addition, $58.0 million was deposited into escrow accounts to satisfy certain potential obligations and costs that may become payable to Buyer or the Registrant after the closing of the Merger. The selling stockholders and optionholders also may be entitled to receive additional cash consideration after the closing, to the extent the escrowed amounts are not required to satisfy those obligations and costs and to the extent proceeds are realized from the warrant to purchase shares of PurchasePro.com, Inc. held by Advanstar IH, Inc., a wholly-owned subsidiary of the Registrant, prior to the Merger. In addition, holders of warrants to purchase shares of the Registrant's common stock that were outstanding at the closing of the Merger received, in the aggregate, warrants to purchase 1,260,629 shares of Buyer's common stock at an exercise price of $30.00 per share.

     The Merger was financed by (i) approximately $415.0 million of new borrowings made by Advanstar Communications Inc., a wholly-owned subsidiary of the Registrant, under the Credit Agreement dated as of October 11, 2000 (in substantially the form attached hereto as Exhibit 99.2), which provides for
                                          ------------
$415.0 million of term loan availability (used to fund the borrowings to fund the Merger) and $80.0 million of revolving loan availability, with a group of financial institutions led by DLJ Capital Funding, Inc., an affiliate of the DLJMB Funds; (ii) approximately $50.0 million of proceeds from the issuance of
(1) the Registrant's 15% senior discount notes due 2011 with a principal amount at maturity of $103.1 million and (2) warrants to purchase 857,541 shares of Buyer's common stock, which were issued to several institutional investors, including DLJ Investment Partners II, L.P., an affiliate of the DLJMB Funds, and related funds, and (iii) approximately $291.0 million in proceeds from the sale of Buyer's common stock to the DLJMB Funds.

     Prior to the effective time of the Merger, Robert L. Krakoff and James M. Alic, members of the Registrant's management, contributed a portion of their shares of Registrant's common stock to Buyer in exchange for 559,598 shares of the Buyer's common stock, constituting approximately 1.8% of Buyer's common stock outstanding after the effective time of the Merger. At the effective time of the Merger, Robert L. Krakoff and James Alic also purchased an aggregate of 550,000 shares of the Buyer's common stock from Buyer.

     At the effective time of the Merger, (A) the certificate of incorporation and the by-laws of the Registrant became the certificate of incorporation and the by-laws of the Registrant as the surviving corporation, (B) all of the directors of the Registrant, except for Robert L. Krakoff, resigned from the board of directors of the Registrant and (C) the new board of directors of the Registrant consisted of Robert L. Krakoff, David M. Wittels and OhSang Kwon.
As of October 26, 2000, the new board of directors of the Registrant consisted of Robert L. Krakoff, David M. Wittels, OhSang Kwon, James M. Alic and James A. Quella.

     As of the date of this report, to the knowledge of the Registrant, there are no arrangements which would operate to result in a change of control of the Registrant at a date subsequent to the date of this report.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

               (c)  Exhibits:
                    --------

               Exhibit No.    Description
               -----------    -----------

                2.1 Agreement and Plan of Merger dated August 14, 2000 among Advanstar, Inc., Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.), Junior Jetman Corp. and AHI Advanstar LLC.*

                2.2 First Amendment dated October 10, 2000 to the Agreement and Plan of Merger dated August 14, 2000 among Advanstar, Inc., Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.), Junior Jetman Corp. and AHI Advanstar LLC.

               99.1           Press release of the Registrant dated August 14,
                              2000.

               99.2 Credit Agreement dated as of October 11, 2000 among Advanstar Communications Inc., a wholly owned subsidiary of the Registrant, Fleet National Bank, as administrative agent for the lenders, DLJ Capital Funding, Inc., as syndication agent for the lenders, DLJ

                              Capital Funding, Inc., as documentation agent for the lenders, and the various lenders named thereto.

               99.3           Press release of the Registrant dated October 11,
                              2000.

     * The exhibits and schedules to the Merger Agreement are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules (references to the "Company" below shall be deemed to refer to the Registrant).

     SCHEDULES

     Schedule 3.2(a)     Conflicts
     Schedule 3.2(b)     Consents
     Schedule 3.5        Subsidiaries of the Company
     Schedule 3.6(c) Authorized Capital Stock of the Subsidiaries; Equity Interests
     Schedule 3.6(d)     Joint Ventures
     Schedule 3.6(e)     Options
     Schedule 3.6(f)     Agreements with Respect to Common Stock
     Schedule 3.8        Events Subsequent to December 31, 1999
     Schedule 3.9(b)     Extensions, etc.
     Schedule 3.9(c)     Tax Filing Groups; Income Tax Jurisdictions
     Schedule 3.9(d)     Assessments, Deficiencies, etc.
     Schedule 3.9(f)     Tax Sharing Agreements
     Schedule 3.9(j)     Tax Information on Balance Sheet
     Schedule 3.10       Litigation
     Schedule 3.11       Compliance with Laws
     Schedule 3.12(a)    Plans
     Schedule 3.12(g)    Effect of Consummation on Employee Benefits
     Schedule 3.14(a)    Owned Real Property
     Schedule 3.14(b)    Liens
     Schedule 3.15(a)    Leased Real Property
     Schedule 3.15(b)    Lease Exceptions
     Schedule 3.17(a)    Intellectual Property Rights
     Schedule 3.18       Contracts
     Schedule 3.19       Insurance
     Schedule 3.23(b)    Disclosed Liabilities
     Schedule 3.24       Affiliate Transactions
     Schedule 5.1        Conduct of the Company and its Subsidiaries


     EXHIBITS

     Exhibit A  Escrow Agreement Termsheet
     Exhibit B  Shareholders Agreement Termsheet
     Exhibit C  Warrant Termsheet
     Exhibit D  Employment Agreements
     Exhibit E  Management Equity Arrangements Termsheet
     Exhibit F  Form of Noncompetition Agreement
     Exhibit G  Capital Contribution Termsheet

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                    ADVANSTAR, INC.

October 26, 2000
                                    By:  /s/ David W. Montgomery
                                         ---------------------------------
                                         David W. Montgomery
                                         Vice President--Finance and Chief
                                         Financial Officer

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                         Description
-----------                         -----------

2.1 Agreement and Plan of Merger dated August 14, 2000 among Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.), Junior Jetman Corp., Advanstar, Inc. and AHI Advanstar LLC.

2.2 First Amendment dated October 10, 2000 to the Agreement and Plan of Merger dated August 14, 2000 among Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.), Junior Jetman Corp., Advanstar, Inc. and AHI Advanstar LLC.

99.1       Press release of the Registrant dated August 14, 2000.

99.2 Credit Agreement dated as of October 11, 2000 among Advanstar Communications Inc., a wholly owned subsidiary of the Registrant, Fleet National Bank, as administrative agent for the lenders, DLJ Capital Funding, Inc., as syndication agent for the lenders, DLJ Capital Funding, Inc., as documentation agent for the lenders, and the various lenders named thereto.

99.3       Press release of the Registrant dated October 11, 2000